UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014

ECHELON CORPORATION.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-29748 (Commission File Number)	77-0203595 (I.R.S. Employer Identification No.)

550 Meridian Avenue San Jose, California (Address of Principal Executive Offices)		95126 (Zip Code)

Registrant’s telephone number including area code: (408) 938-5200

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 30, 2014, Echelon Corporation (the “Company”) completed the previously announced sale of certain assets and liabilities of its Grid Modernization business (the “Business”) to an affiliate of S&T AG (“S&T”).

Under the Master Asset Purchase Agreement governing the transaction, S&T paid the Company approximately $4.9 million for the Business. If the Business achieves a specified revenue target prior to January 1, 2016, then the Company will be entitled to a payment of an additional $1 million.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of September 30, 2014, Michael T. Anderson, Senior Vice President and General Manager, Grid Modernization, is no longer employed by the Company. Mr. Anderson’s position was terminated without cause as a result of the sale of the Grid Modernization business described in Item 2.01.

Item 8.01.	Other Events.

On October 1, 2014, the Company issued a press release regarding the completion of the sale of the Business. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Attached as Exhibit 99.2 and incorporated herein by reference is the unaudited pro forma condensed consolidated (i) balance sheet of the Company as of June 30, 2014; (ii) statements of operations for the six months ended June 30, 2014; and (iii) statements of operations for the year ended December 30, 2013.

In 2013, the Company changed the way it managed its operations to focus the business on two operating segments based on homogeneity of products and technology- Industrial Internet of Things (IIoT) and Grid Modernization (Grid). The change from one operating segment to two operating segments was a fundamental reorganization of the entity in 2013, making it impracticable for the Company to provide segment information for the earlier periods of 2012 and 2011. Prior to the reorganization, the Company’s organizational structure (operational and for financial reporting purposes) was set up to report and track information for a single reporting unit, the Company as a whole. The reorganization into the two operating segments resulted in, among other things, a complex movement affecting a majority of the Company’s employees, a significant modification to the Company’s departmental organization structure, and a completely new way of presenting and reviewing operating performance for the new organizations. Prior to 2013, the Grid Moderationation business was not deemed a component of the

Company as operations and cashflows could not be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Company. Therefore, the reporting of discontinued operations is not appropriate as the operations and cashflows from the Grid Modernization business were not clearly distinguished from the rest of the Company prior to 2013.

These pro forma financial statements are derived from the historical consolidated financial statements of the Company and give effect to the sale of the Business and the receipt of the proceeds related thereto.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 1, 2014, of Echelon Corporation.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Echelon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ William R. Slakey
William R. Slakey Executive Vice President and Chief Financial Officer

Dated: October 06, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 1, 2014, of Echelon Corporation.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Echelon Corporation.